UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 31, 2007
COMSTOCK RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)
5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)
(972) 668-8800
(Registrant’s Telephone No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On December 31, 2007, Comstock Resources, Inc. (“Comstock”), announced that on December 28, 2007 it closed the previously announced acquisition of certain oil and gas properties and related assets from SWEPI LP, an affiliate of Shell Oil Company (“Shell”) for $170.0 million. Comstock acquired producing properties in South Texas which include 67 (43.0 net) producing wells which are currently producing 22 million cubic feet of natural gas equivalent per day. Comstock estimates that the acquired properties have net proved reserves of approximately 57 billion cubic feet (“Bcf”) of natural gas. All of the proved reserves are in the developed category. In addition to the proved reserves, Comstock estimates that the properties could yield an additional 90 Bcf of resources potential from future exploitation.
     The acquisition had an effective date of October 1, 2007. The acquisition was funded by borrowings under Comstock’s bank credit facility, with Bank of Montreal as administrative agent for a syndicate of banks.
     The press release announcing the closing of this transaction is attached as Exhibit 99.1.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
     (a) Financial Statements of Business Acquired
          Not Applicable
     (b) Pro Forma Financial Information
          Not Applicable
     (c) Exhibits. The following exhibits are filed with this document:

Exhibit No.	Description
99.1	Press Release Dated December 31, 2007 announcing the acquisition
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.
Dated: December 31, 2007	By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer

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